News Release

FOR IMMEDIATE RELEASE

Investor Relations:	Media:
Alan Magleby	Mary Athridge
410-454-5246	212-805-6035
amagleby@leggmason.com	mkathridge@leggmason.com

LEGG MASON REPORTS RESULTS FOR SECOND FISCAL QUARTER

--	Second Quarter Net Income of $67.1 million, or $0.74 per Diluted Share

•	Includes Restructuring Charges of $19.7 Million, or $0.16 per Diluted Share
-- Adjusted Net Income of $85.6 Million, or $0.95 per Diluted Share
-- Assets Under Management of $781.8 Billion
-- Long-term Net Outflows of $0.2 Billion

Baltimore, Maryland - October 30, 2019 - Legg Mason, Inc. (NYSE: LM) today reported its operating results for the second fiscal quarter ended September 30, 2019.

	Quarters Ended			Six Months Ended
Financial Results	Sep	Jun	Sep	Sep	Sep
(Amounts in millions, except per share amounts)	2019	2019	2018	2019	2018
Operating Revenues	$743.3	$705.4	$758.4	$1,448.6	$1,506.3
Operating Expenses	618.3	621.4	622.7	1,239.7	1,244.9
Operating Income	125.0	83.9	135.7	208.9	261.4
Net Income[1]	67.1	45.4	72.8	112.4	138.9
Net Income Per Share - Diluted[1]	0.74	0.51	0.82	1.25	1.57

Adjusted Net Income[2]	$85.6	$67.0	$78.0	$152.6	$152.6
Adjusted Earnings Per Share - Diluted[2]	0.95	0.75	0.88	1.70	1.72

(1) Net Income Attributable to Legg Mason, Inc.
(2) See "Use of Supplemental Non-GAAP Financial Information".

“Legg Mason delivered strong financial results in a volatile quarter for the markets”, said Joseph A. Sullivan, Chairman and CEO of Legg Mason.

“More specifically, this quarter’s results reinforced the benefits of diversification, as strong inflows across alternative products mostly offset equity and fixed income outflows. Further, we continued to make meaningful progress on our strategic restructuring efforts driving a significant improvement in adjusted earnings and margins, and we remain on track to meet or exceed projected cost savings by the end of fiscal year 2021.

“Looking ahead, we will continue to focus on the evolving needs of our clients, encouraging innovation across investment strategies, vehicles and distribution to increasingly leverage the company’s durable competitive advantages to drive growth and long-term shareholder value.”

Brandywine Global | Clarion Partners | ClearBridge Investments | EnTrust Global | Martin Currie | QS Investors | RARE Infrastructure | Royce & Associates | Western Asset

News Release

Assets Under Management of $781.8 Billion

Assets Under Management were $781.8 billion at September 30, 2019 compared with $780.2 billion at June 30, 2019, with the change resulting from positive market performance and other of $8.7 billion, partially offset by liquidity outflows of $3.5 billion, negative foreign exchange of $3.2 billion, long-term net outflows of $0.2 billion and realizations of $0.2 billion.

	Quarter Ended September 30, 2019
Assets Under Management ($ in billions)	AUM	Flows		Operating Revenue Yield [1]
Equity	$203.3	$(2.1)		57 bps
Fixed Income	442.7	(0.5)		26 bps
Alternative	72.6	2.4	[2]	58 bps
Long-Term Assets	718.6	(0.2)
Liquidity	63.2	(3.5)		14 bps
Total	$781.8	$(3.7)		36 bps

(1) Operating revenue yield equals total operating revenues less performance fees divided by average AUM
(2) Excludes realizations of $0.2 billion

At September 30, 2019, fixed income represented 57% of AUM, while equity represented 26%, alternative represented 9% and liquidity represented 8%.

By geography, 71% of AUM was from clients domiciled in the United States and 29% from non-US domiciled clients.

Average AUM during the quarter was $779.8 billion compared to $765.9 billion in the prior quarter and $750.2 billion in the second fiscal quarter of 2019. Average long-term AUM was $716.6 billion compared to $699.0 billion in the prior quarter and $690.0 billion in the second quarter of fiscal year 2019.

Quarterly Performance

	1-Year	3-Year	5-Year	10-Year
% of Strategy AUM beating Benchmark[3]	75%	79%	82%	84%

% of Long-Term U.S. Fund Assets Beating Lipper Category Average	70%	66%	71%	64%

(3) See “Supplemental Data Regarding Quarterly Performance.”

Of Legg Mason’s long-term U.S. mutual fund assets, 68% were in funds rated 4 or 5 stars by Morningstar.

Brandywine Global | Clarion Partners | ClearBridge Investments | EnTrust Global | Martin Currie | QS Investors | RARE Infrastructure | Royce & Associates | Western Asset

News Release

Operating Results - Comparison to the First Quarter of Fiscal Year 2020

Adjusted net income was $85.6 million, or $0.95 per diluted share, compared to adjusted net income of $67.0 million, or $0.75 per diluted share. The increase was driven by an increase in operating revenues, reflecting higher average AUM and one additional day in the quarter as well as a $7.1 million increase in non-pass through performance fees. In addition, the increase in adjusted net income reflected the impact of strategic restructuring savings as well as seasonally lower compensation and benefits expenses.

Net income was $67.1 million, or $0.74 per diluted share, compared to net income of $45.4 million, or $0.51 per diluted share, in the first quarter of fiscal year 2020. In addition to the items noted above, the changes were impacted by $13.2 million in reduced restructuring costs and losses on corporate investments not offset in compensation, compared with gains in the prior quarter.

Operating revenues of $743.3 million were up 5% compared to $705.4 million in the prior quarter reflecting:

•	An increase in separate account and fund advisory fee revenues of $13.0 million, or 2%, reflecting higher average AUM and one additional day in the quarter.

•	Performance fees increased by $28.0 million, of which $7.1 million were non-pass through.

Operating expenses of $618.3 million were down 1% from $621.4 million in the prior quarter, reflecting:

•
Lower compensation of $2.1 million driven by a $14.3 million decrease in strategic restructuring costs, a smaller gain in the market value of deferred compensation and seed investments of $2.9 million, with an offset in non-operating income, as compared to a gain of $7.0 million in the prior quarter as well as $5.0 million in lower seasonal compensation. These decreases more than offset increased compensation and benefits related to a $21.0 million increase in pass through performance fees, as well as higher advisory fees and non-pass through performance fees.

•	A decrease in other expenses of $3.2 million largely due to lower conference and travel and entertainment expenses, which more than offset a $1.0 million increase in restructuring costs.

•
The $19.7 million of restructuring costs consisted of $15.9 million of strategic restructuring costs related to the implementation of our cost savings initiative and $3.8 million of professional fees for other corporate matters

Non-operating expense was $19.7 million, as compared to $4.3 million in the prior quarter reflecting:

•	Losses on Corporate investments, not offset in compensation, were $2.9 million compared with gains of $3.1 million in the prior quarter.

•	Gains on funded deferred compensation and seed investments, as described above.

•
A $5.0 million gain associated with the consolidation of sponsored investment vehicles compared to a $10.1 million gain in the prior quarter. The consolidation of sponsored investment vehicles has no impact on net income as the effects of consolidation are fully attributable to noncontrolling interests.

Operating margin was 16.8% compared to 11.9% in the prior quarter. Adjusted operating margin1, was 25.0%, as compared to 21.6% in the prior quarter.

Net income attributable to noncontrolling interests, excluding consolidated investment vehicles, was $8.7 million compared to $9.7 million in the prior quarter, principally related to Clarion, EnTrust Global, RARE and Royce.
(1) See "Use of Supplemental Non-GAAP Financial Information."

Brandywine Global | Clarion Partners | ClearBridge Investments | EnTrust Global | Martin Currie | QS Investors | RARE Infrastructure | Royce & Associates | Western Asset

News Release

Comparison to the Second Quarter of Fiscal Year 2019

Adjusted net income was $85.6 million, or $0.95 per diluted share, compared to adjusted net income of $78.0 million, or $0.88 per diluted share, in the prior year quarter. The increase was driven by a decrease in operating expenses as a result of the impact of savings from the strategic restructuring as well as an increase in non-pass through performance fees. These more than offset a decline in investment advisory and distribution and service fees reflecting lower operating revenue yields, despite higher average long-term assets under management.

Net income was $67.1 million, or $0.74 per diluted share, compared to net income of $72.8 million, or $0.82 per diluted share, in the second quarter of fiscal year 2019. In addition to the items noted above, the changes were driven by $19.7 million of restructuring costs in the current quarter as well as a discrete tax benefit of $2.8 million related to the completion of a prior year audit in fiscal 2019 partially offset by $5.6 million in corporate restructuring charges in the second quarter of fiscal year 2019.

Operating revenues of $743.3 million were down 2% compared with $758.4 million in the prior year quarter reflecting:

•
A decrease in distribution and service fees of $12.0 million reflecting a shift to lower fee earning mutual fund share classes and lower average fund AUM earning distribution fee revenue as well as a decrease in advisory fee revenues of $5.3 million, primarily due to asset mix, the shift from funds to lower fee vehicles and specific fee reductions.

•	These decreases were partially offset by an increase in non-pass through performance fees of $5.1 million.

Operating expenses of $618.3 million were down 1% compared with $622.7 million in the prior year quarter reflecting:

•	Distribution and servicing expenses decreased by $9.4 million reflecting the shift of assets under management as described above.

•
Compensation and benefits increased by 4%, primarily due to $14.4 million in strategic restructuring costs. Excluding the strategic restructuring costs, compensation and benefits were $1.6 million lower primarily due to strategic restructuring savings, which more than offset higher affiliate compensation as well as higher corporate compensation including increased sales commissions.

•	Communications and technology expenses decreased by $3.5 million primarily due to strategic restructuring savings.

•
Other expenses decreased by $2.9 million despite $4.8 million in restructuring costs. The lower other expenses were due in part to strategic restructuring savings of $5.3 million and lower professional fees.

•
A $2.9 million gain in the market value of deferred compensation and seed investments, which is recorded as an increase in compensation and benefits with an offset in non-operating income, compared with a gain of $4.0 million in the prior year quarter.

Non-operating expense was $19.7 million, compared to $24.8 million in the prior year quarter reflecting:

•	Losses on corporate investments, not offset in compensation, were $2.9 million compared with gains of $2.9 million in the prior year quarter.

•	Gains on funded deferred compensation and seed investments as described above.

•
A $5.0 million gain associated with the consolidation of sponsored investment vehicles, as compared to a $4.3 million loss in the prior year quarter. The consolidation of sponsored investment vehicles has no impact on net income as the effects of consolidation are fully attributable to noncontrolling interests.

Operating margin was 16.8% as compared to 17.9% in the prior year quarter. Adjusted operating margin was 25.0%, as compared to 24.5% in the prior year quarter.

Net income attributable to noncontrolling interests, excluding consolidated investment vehicles, was $8.7 million, compared to $11.3 million in the prior year quarter, principally related to Clarion, EnTrust Global, RARE and Royce.

Brandywine Global | Clarion Partners | ClearBridge Investments | EnTrust Global | Martin Currie | QS Investors | RARE Infrastructure | Royce & Associates | Western Asset

News Release

Quarterly Business Developments and Recent Announcements

•	On July 15, 2019, Legg Mason repaid $250 million in Senior Notes.

•	On July 30, 2019 Stephen C. Hooley, a financial services, technology and operational efficiency executive, was elected to Legg Mason’s Board of Directors.

•
On September 3, 2019 Legg Mason and Cathay Financial Holdings, the largest financial holding company in Taiwan, announced that Legg Mason Investments (Taiwan) Limited and Cathay United Bank entered into a partnership to introduce theme based, customized investment portfolios to Taiwanese investors.

•	On October 15, 2019 Legg Mason announced the launch of the Clarion Partners Real Estate Income Fund Inc. (CPREIF), its first commercial real estate-focused fund designed for individual investors.

Balance Sheet

At September 30, 2019, Legg Mason’s cash position was $580.9 million.  Total debt was $2.0 billion, and stockholders' equity was $3.7 billion.  The ratio of total debt to total capital was 35%, compared to 38% in the prior quarter.   Seed investments totaled $211.2 million.

Conference Call to Discuss Results
A conference call to discuss the Company's results, hosted by Joseph A. Sullivan, will be held at 5:00 p.m. ET today. The call will be open to the general public. Interested participants should access the call by dialing 1-800-891-8256 (or for international calls 1-212-271-4651), confirmation number 21932009 at least 10 minutes prior to the scheduled start to ensure connection. A live, listen-only webcast will also be available via the Investor Relations section of www.leggmason.com.
The presentation slides that will be reviewed during the conference call will be available on the Investor Relations section of the Legg Mason website shortly after the release of the financial results.
A replay of the live broadcast will be available on the Legg Mason website, www.leggmason.com, in the Investor Relations section, or by dialing 1-800-633-8284 (or for international calls 1-402-977-9140), enter pass code 21932009 when prompted. Please note that the replay will be available beginning at 8:00 p.m. ET on Wednesday, October 30, 2019, and ending at 11:59 p.m. ET on Wednesday, November 13, 2019.

About Legg Mason

Guided by a mission of Investing to Improve Lives,TM  Legg Mason helps investors globally achieve better financial outcomes by expanding choice across investment strategies, vehicles and investor access through independent investment managers with diverse expertise in equity, fixed income, alternative and liquidity investments.  Legg Mason’s assets under management are $781.8 billion as of September 30, 2019.  To learn more, visit our web site, our newsroom, or follow us on LinkedIn, Twitter, or Facebook.

This release contains forward-looking statements subject to risks, uncertainties and other factors that may cause actual results to differ materially. For a discussion of these risks and uncertainties, see "Risk Factors" and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Legg Mason's Annual report on Form 10-K for the fiscal year ended March 31, 2019 and, in the Company’s, quarterly reports on Form 10-Q.

Brandywine Global | Clarion Partners | ClearBridge Investments | EnTrust Global | Martin Currie | QS Investors | RARE Infrastructure | Royce & Associates | Western Asset

News Release

Supplemental Data Regarding Quarterly Performance

Strategy Performance
For purposes of investment performance comparisons, strategies are an aggregation of discretionary portfolios (separate accounts, investment funds, and other products) into a single group that represents a particular investment objective. In the case of separate accounts, the investment performance of the account is based upon the performance of the strategy to which the account has been assigned. Each of our asset managers has its own specific guidelines for including portfolios in their strategies. For those managers which manage both separate accounts and investment funds in the same strategy, the performance comparison for all of the assets is based upon the performance of the separate account.

Approximately 87% of total AUM is included in strategy AUM as of September 30, 2019, although not all strategies have three-, five-, and ten-year histories. Total strategy AUM includes liquidity assets. Certain assets are not included in reported performance comparisons. These include: accounts that are not managed in accordance with the guidelines outlined above; accounts in strategies not marketed to potential clients; accounts that have not yet been assigned to a strategy; and certain smaller products at some of our affiliates.

Past performance is not indicative of future results.  For AUM included in institutional and retail separate accounts and investment funds managed in the same strategy as separate accounts, performance comparisons are based on gross-of-fee performance. For investment funds which are not managed in a separate account format, performance comparisons are based on net-of-fee performance. Funds-of-hedge funds generally do not have specified benchmarks. For purposes of this comparison, performance of those products is net of fees, and is compared to the relevant HFRX index. These performance comparisons do not reflect the actual performance of any specific separate account or investment fund; individual separate account and investment fund performance may differ. The information in this presentation is provided solely for use regarding this presentation and is not directed toward existing or potential clients of Legg Mason.

At September 30, 2019:	1-Year	3-Year	5-Year	10-Year
% of Strategy AUM beating Benchmark[1]

Fixed Income	75%	97%	90%	98%
Equity	66%	56%	54%	48%
Alternatives	97%	88%	98%	99%

(1) Effective July 1, 2019, comparative benchmarks for certain strategies were added to measure relative performance where a stated benchmark was not previously provided

Long-term US Fund Assets Beating Lipper Category Average
Long-term US fund assets include open-end, closed end, and variable annuity funds. These performance comparisons do not reflect the actual performance of any specific fund; individual fund performance may differ. Past performance is not a guarantee of future results. Source: Lipper Inc.

At September 30, 2019:	1-Year	3-Year	5-Year	10-Year
% of Long-Term U.S. Fund Assets Beating Lipper Category Average

Fixed Income	74%	78%	73%	78%
Equity	66%	54%	69%	48%
Alternatives (performance relates to only 3 funds)	49%	0%	n/a	n/a

Brandywine Global | Clarion Partners | ClearBridge Investments | EnTrust Global | Martin Currie | QS Investors | RARE Infrastructure | Royce & Associates | Western Asset

LEGG MASON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands)
(Unaudited)

	Quarters Ended			Six Months Ended
	September	June	September	September	September
	2019	2019	2018	2019	2018
Operating Revenues:
Investment advisory fees:
Separate accounts	$264,438	$260,441	$261,567	$524,879	$521,462
Funds	375,765	366,812	383,923	742,577	767,487
Performance fees	34,869	6,861	31,874	41,730	55,910
Distribution and service fees	67,064	69,937	79,074	137,001	158,264
Other	1,128	1,309	1,989	2,437	3,209
Total operating revenues	743,264	705,360	758,427	1,448,624	1,506,332

Operating Expenses:
Compensation and benefits	377,727	379,828	364,885	757,555	726,453
Distribution and servicing	105,099	103,906	114,525	209,005	231,117
Communications and technology	53,953	55,274	57,489	109,227	114,229
Occupancy	26,809	25,624	27,352	52,433	52,256
Amortization of intangible assets	5,442	5,457	6,102	10,899	12,282
Contingent consideration fair value adjustments	—	(1,165)	145	(1,165)	571
Other	49,257	52,501	52,201	101,758	108,020
Total operating expenses	618,287	621,425	622,699	1,239,712	1,244,928

Operating Income	124,977	83,935	135,728	208,912	261,404

Non-Operating Income (Expense):
Interest income	2,652	4,005	2,420	6,657	4,866
Interest expense	(27,331)	(28,483)	(29,860)	(55,814)	(59,777)
Other income (expense), net	458	10,599	6,627	11,057	13,879
Non-operating income (expense) of
consolidated investment vehicles, net	4,529	9,561	(3,998)	14,090	(415)
Total non-operating income (expense)	(19,692)	(4,318)	(24,811)	(24,010)	(41,447)

Income Before Income Tax Provision	105,285	79,617	110,917	184,902	219,957

Income tax provision	28,754	18,048	29,844	46,802	60,519

Net Income	76,531	61,569	81,073	138,100	159,438
Less: Net income attributable
to noncontrolling interests	9,448	16,219	8,270	25,667	20,545

Net Income Attributable to Legg Mason, Inc.	$67,083	$45,350	$72,803	$112,433	$138,893

				(Continued)

LEGG MASON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME, CONTINUED
(Amounts in thousands, except per share amounts)
(Unaudited)

	Quarters Ended			Six Months Ended
	September	June	September	September	September
	2019	2019	2018	2019	2018

Net Income Attributable to Legg Mason, Inc.	$67,083	$45,350	$72,803	$112,433	$138,893

Less: Earnings (distributed and undistributed)
allocated to participating securities (1)	2,213	1,510	2,577	3,711	4,898

Net Income (Distributed and Undistributed)
Allocated to Shareholders (Excluding
Participating Securities)	$64,870	$43,840	$70,226	$108,722	$133,995

Net Income per Share Attributable to
Legg Mason, Inc. Shareholders:
Basic	$0.75	$0.51	$0.82	$1.26	$1.57

Diluted	$0.74	$0.51	$0.82	$1.25	$1.57

Weighted-Average Number of Shares
Outstanding:
Basic	86,813	86,297	85,482	86,558	85,303
Diluted	87,127	86,494	85,612	86,816	85,536

(1)
Participating securities excluded from weighted-average number of shares outstanding were 2,973, 2,852, and 3,156 for the quarters ended September 2019, June 2019, and September 2018, respectively, and 2,911 and 3,105 for the six months ended September 2019 and September 2018, respectively.

	Quarters Ended			Six Months Ended
	September	June		September
Strategic Restructuring effective January 1, 2019	2019	2019		2019
Strategic restructuring cost savings:
Compensation	$7,523	$2,850		$10,373
Occupancy	175	240		415
Other	7,760	6,894		14,654
Total strategic restructuring cost savings	$15,458	$9,984		$25,442

Strategic restructuring costs:
Compensation and benefits	$14,422	$28,694		$43,116
Occupancy	—	—		—
Other	1,503	4,204		5,707
Total strategic restructuring costs	$15,925	$32,898		$48,823

LEGG MASON, INC. AND SUBSIDIARIES
SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION
RECONCILIATION OF NET INCOME ATTRIBUTABLE TO LEGG MASON, INC. TO ADJUSTED NET INCOME AND
RECONCILIATION OF NET INCOME PER DILUTED SHARE ATTRIBUTABLE TO LEGG MASON, INC. SHAREHOLDERS TO
ADJUSTED EARNINGS PER DILUTED SHARE(1)
(Amounts in thousands, except per share amounts)
(Unaudited)

	Quarters Ended			Six Months Ended
	September	June	September	September	September
	2019	2019	2018	2019	2018

Net Income Attributable to Legg Mason, Inc.	$67,083	$45,350	$72,803	$112,433	$138,893

Plus (less):

Restructuring costs:
Strategic restructuring and other corporate initiatives	19,666	32,898	5,647	52,564	8,422
Affiliate charges	237	1,203	—	1,440	—
Amortization of intangible assets	5,442	5,457	6,102	10,899	12,282
Gains and losses on seed and other investments
not offset by compensation or hedges	(51)	(6,411)	(1,285)	(6,462)	(7,700)
Acquisition and transition-related costs	—	—	—	—	1,468
Contingent consideration fair value adjustments	—	(1,165)	145	(1,165)	571
Charges related to significant regulatory matters	—	—	151	—	4,151
Income tax adjustments:(2)
Impacts of non-GAAP adjustments	(6,954)	(8,635)	(2,721)	(15,589)	(3,763)
Other tax items	220	(1,700)	(2,806)	(1,480)	(1,761)

Adjusted Net Income	$85,643	$66,997	$78,036	$152,640	$152,563

Net Income Per Diluted Share Attributable to
Legg Mason, Inc. Shareholders	$0.74	$0.51	$0.82	$1.25	$1.57

Plus (less), net of tax impacts:

Restructuring costs:
Strategic restructuring and other corporate initiatives	0.16	0.27	0.05	0.43	0.07
Affiliate charges	—	0.01	—	0.01	—
Amortization of intangible assets	0.05	0.04	0.05	0.09	0.10
Gains and losses on seed and other investments
not offset by compensation or hedges	—	(0.05)	(0.01)	(0.05)	(0.06)
Acquisition and transition-related costs	—	—	—	—	0.01
Contingent consideration fair value adjustments	—	(0.01)	—	(0.01)	—
Charges related to significant regulatory matters	—	—	—	—	0.05
Other tax items	—	(0.02)	(0.03)	(0.02)	(0.02)

Adjusted Earnings per Diluted Share	$0.95	$0.75	$0.88	$1.70	$1.72

(1) See explanations for "Use of Supplemental Non-GAAP Financial Information."
(2) The non-GAAP effective tax rates for the quarters ended September 30, 2019, June 30, 2019 and September 30, 2018
were 27.3%, 27.0%, and 28.4% respectively, and for the six months ended September 30, 2019 and 2018 were
27.2% and 27.6%, respectively.

LEGG MASON, INC. AND SUBSIDIARIES
SUPPLEMENTAL DATA
RECONCILIATION OF GAAP BASIS OPERATING MARGIN TO ADJUSTED OPERATING MARGIN (1)
(Amounts in thousands)
(Unaudited)

	Quarters Ended			Six Months Ended

	September	June	September	September	September
	2019	2019	2018	2019	2018

Operating Revenues, GAAP basis	$743,264	$705,360	$758,427	$1,448,624	$1,506,332

Plus (less):
Pass-through performance fees	(21,914)	(1,030)	(24,006)	(22,944)	(36,626)
Operating revenues eliminated upon
consolidation of investment vehicles	156	125	103	281	306
Distribution and servicing expense excluding
consolidated investment vehicles	(104,199)	(103,887)	(114,516)	(208,086)	(231,074)

Adjusted Operating Revenues	$617,307	$600,568	$620,008	$1,217,875	$1,238,938

Operating Income, GAAP basis	$124,977	$83,935	$135,728	$208,912	$261,404

Plus (less):
Restructuring costs:
Strategic restructuring and other corporate initiatives	19,666	32,898	5,647	52,564	8,422
Affiliate charges	237	1,203	—	1,440	—
Amortization of intangible assets	5,442	5,457	6,102	10,899	12,282
Gains (losses) on deferred compensation
and seed investments, net	2,910	7,014	3,964	9,924	5,236
Acquisition and transition-related costs	—	—	—	—	1,468
Contingent consideration fair value adjustments	—	(1,165)	145	(1,165)	571
Charges related to significant regulatory matters	—	—	151	—	4,151
Operating loss of consolidated investment
vehicles, net	1,298	259	372	1,557	988

Adjusted Operating Income	$154,530	$129,601	$152,109	$284,131	$294,522

Operating Margin, GAAP basis	16.8%	11.9%	17.9%	14.4%	17.4%
Adjusted Operating Margin	25.0	21.6	24.5	23.3	23.8

(1) See explanations for "Use of Supplemental Non-GAAP Financial Information."

LEGG MASON, INC. AND SUBSIDIARIES
SUPPLEMENTAL DATA
RECONCILIATION OF CASH PROVIDED BY OPERATING ACTIVITIES
TO ADJUSTED EBITDA (1)
(Amounts in thousands)
(Unaudited)

	Quarters Ended			Six Months Ended

	September	June	September	September	September
	2019	2019	2018	2019	2018

Cash provided by (used in) operating activities, GAAP basis	$229,303	$(187,577)	$289,568	$41,726	$187,398

Plus (less):
Interest expense, net of accretion and amortization
of debt discounts and premiums	26,874	28,375	29,341	55,249	58,697
Current tax expense (benefit)	6,927	(4,246)	9,975	2,681	18,853
Net change in assets and liabilities	(111,207)	303,077	(69,426)	191,870	145,590
Net change in assets and liabilities
of consolidated investment vehicles	8,061	(13,012)	(84,704)	(4,951)	(70,124)
Net income attributable to noncontrolling interests	(9,448)	(16,219)	(8,270)	(25,667)	(20,545)
Net gains (losses) and earnings on investments	2,329	6,748	8,336	9,077	15,128
Net gains (losses) on consolidated investment vehicles	4,529	9,561	(3,998)	14,090	(415)
Other	(101)	(343)	153	(444)	(221)

Adjusted EBITDA	$157,267	$126,364	$170,975	$283,631	$334,361

(1)	See explanations for "Use of Supplemental Non-GAAP Financial Information."

LEGG MASON, INC. AND SUBSIDIARIES
(Amounts in billions)
(Unaudited)
Assets Under Management
	Quarters Ended
By asset class:	September 2019	June 2019	March 2019	December 2018	September 2018
Equity	$203.3	$205.6	$202.0	$181.0	$214.5
Fixed Income	442.7	438.0	419.6	406.6	411.0
Alternative	72.6	70.1	68.6	66.3	67.4
Long-Term Assets	718.6	713.7	690.2	653.9	692.9
Liquidity	63.2	66.5	67.8	73.3	62.5
Total	$781.8	$780.2	$758.0	$727.2	$755.4

	Quarters Ended					Six Months Ended
By asset class (average):	September 2019	June 2019	March 2019	December 2018	September 2018	September 2019	September 2018
Equity	$204.2	$202.7	$195.4	$198.2	$212.2	$203.2	$208.9
Fixed Income	440.9	427.0	413.7	407.4	411.4	433.3	414.3
Alternative	71.5	69.3	67.0	66.8	66.4	70.5	66.2
Long-Term Assets	716.6	699.0	676.1	672.4	690.0	707.0	689.4
Liquidity	63.2	66.9	72.6	66.9	60.2	64.8	61.3
Total	$779.8	$765.9	$748.7	$739.3	$750.2	$771.8	$750.7

Component Changes in Assets Under Management
	Quarters Ended					Six Months Ended
	September 2019	June 2019	March 2019	December 2018	September 2018	September 2019	September 2018
Beginning of period	$780.2	$758.0	$727.2	$755.4	$744.6	$758.0	$754.1
Net client cash flows:
Equity	(2.1)	(3.6)	(1.0)	(3.3)	(1.1)	(5.7)	(3.3)
Fixed Income	(0.5)	3.9	0.1	(5.1)	(0.5)	3.4	0.8
Alternative	2.4	0.8	0.9	(0.1)	0.6	3.2	0.6
Long-Term flows	(0.2)	1.1	—	(8.5)	(1.0)	0.9	(1.9)
Liquidity	(3.5)	(1.6)	(8.1)	10.5	3.0	(5.1)	—
Total net client cash flows	(3.7)	(0.5)	(8.1)	2.0	2.0	(4.2)	(1.9)
Realizations(1)	(0.2)	(0.4)	(0.3)	(0.2)	(0.2)	(0.6)	(0.5)
Market performance and other	8.7	21.9	39.1	(30.0)	11.0	30.6	12.2
Impact of foreign exchange	(3.2)	0.6	0.1	—	(2.0)	(2.6)	(8.5)
Acquisition	—	0.6	—	—	—	0.6	—
End of period	$781.8	$780.2	$758.0	$727.2	$755.4	$781.8	$755.4

(1) Realizations represent investment manager-driven distributions primarily related to the sale of assets. Realizations are specific to our alternative managers and do not include client-driven distributions (e.g. client requested redemptions, liquidations or asset transfers).

(2) Due to effects of rounding, the sum of the quarterly results may differ immaterially from the year-to-date results.

News Release

Use of Supplemental Non-GAAP Financial Information
As supplemental information, we are providing performance measures for "Adjusted Net Income”, "Adjusted Earnings per Diluted Share" (“Adjusted EPS”), and “Adjusted Operating Margin”, along with a liquidity measure for "Adjusted EBITDA", each of which are based on methodologies other than generally accepted accounting principles ("non-GAAP"). Effective with the quarter ended June 30, 2019, we began disclosing Adjusted Operating Margin, which revises our prior disclosure of Operating Margin, as Adjusted to include adjustments for restructuring costs and acquisition expenses and transition-related costs for integration activities, each of which is further described below.
Our management uses the performance measures as benchmarks to evaluate and compare our period-to-period operating performance. We believe that these performance measures provide useful information about the operating results of our core asset management business and facilitate comparison of our results to other asset management firms and period-to-period results. We are also providing a non-GAAP liquidity measure for Adjusted EBITDA, which our management uses as a benchmark in evaluating and comparing our period-to-period liquidity. We believe that this measure is useful to investors as it provides additional information with regard to our ability to meet working capital requirements, service our debt, and return capital to our stockholders.
Adjusted Net Income and Adjusted Earnings per Diluted Share
Adjusted Net Income and Adjusted EPS only include adjustments for certain items that relate to operating performance, and therefore, are most readily reconcilable to Net Income (Loss) Attributable to Legg Mason, Inc. and Net Income (Loss) per Diluted Share Attributable to Legg Mason, Inc. Shareholders, determined under generally accepted accounting principles ("GAAP"), respectively.
We define Adjusted Net Income as Net Income (Loss) Attributable to Legg Mason, Inc. adjusted to exclude the following:

•	Restructuring costs, including:

◦	Corporate charges related to the ongoing strategic restructuring and other cost saving and business initiatives, including severance, lease and other costs; and

◦	Affiliate charges, including affiliate restructuring and severance costs, and certain one-time charges arising from the issuance of management equity plan awards

•	Amortization of intangible assets

•	Gains and losses on seed and other investments that are not offset by compensation or hedges

•
Acquisition expenses and transition-related costs for integration activities, including certain related professional fees and costs associated with the transition and acquisition of acquired businesses

•	Impairments of intangible assets

•	Contingent consideration fair value adjustments

•	Charges (credits) related to significant litigation or regulatory matters

•	Income tax expense (benefit) adjustments to provide an effective non-GAAP tax rate commensurate with our expected annual pre-tax Adjusted Net Income, including:

◦	The impact on income tax expense (benefit) of the above non-GAAP adjustments; and

◦
Other tax items, including deferred tax asset and liability adjustments associated with statutory rate changes, the impact of other aspects of recent U.S. tax reform, and shortfalls (and windfalls) associated with stock-based compensation

Adjustments for restructuring costs, gains and losses on seed and other investments that are not offset by compensation or hedges, and the income tax expense (benefit) items described above are included in the calculation because these items are not reflective of our core asset management business of providing investment management and related products and services. We adjust for acquisition-related items, including amortization of intangible assets, impairments of intangible assets, and contingent consideration fair value adjustments, to make it easier to identify trends affecting our underlying business that are not related to acquisitions to facilitate comparison of our operating results with the results of other asset management firms that have not engaged in significant acquisitions. We adjust for charges (credits) related to significant litigation or regulatory matters, net of any insurance proceeds and revenue share adjustments, because these matters do not reflect the underlying operations and performance of our business.
In calculating Adjusted EPS, we adjust Net Income (Loss) per Diluted Share Attributable to Legg Mason, Inc. Shareholders determined under GAAP for the per share impact of each adjustment (net of taxes) included in the calculation of Adjusted Net Income.

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These measures are provided in addition to Net Income (Loss) Attributable to Legg Mason, Inc., and Net Income (Loss) per Diluted Share Attributable to Legg Mason, Inc. Shareholders, and are not substitutes for these measures. These non-GAAP measures should not be considered in isolation and may not be comparable to non-GAAP performance measures, including measures of adjusted earnings or adjusted income, and adjusted earnings per share, of other companies, respectively. Further, Adjusted Net Income and Adjusted EPS are not liquidity measures and should not be used in place of cash flow measures determined under GAAP.
Adjusted Operating Margin
We calculate Adjusted Operating Margin, by dividing “Adjusted Operating Income”, by “Adjusted Operating Revenues”, each of which are further discussed below. These measures only include adjustments for certain items that relate to operating performance, and therefore, are most readily reconcilable to Operating Margin, Operating Income and Total Operating Revenues determined under GAAP, respectively.
We define Adjusted Operating Revenues as Operating Revenues, adjusted to:

•	Include:

◦	Net investment advisory fees eliminated upon consolidation of investment vehicles

•	Exclude:

◦	Distribution and servicing expenses, which we use to approximate our distribution revenues that are passed through to third parties as a direct cost of selling our products

◦	Performance fees that are passed through as compensation expense or net income (loss) attributable to noncontrolling interests

We define Adjusted Operating Income, as Operating Income, adjusted to exclude the following:

•	Restructuring costs, including:

◦	Corporate charges related to the ongoing strategic restructuring and other cost saving and business initiatives, including severance, lease and other costs; and

◦	Affiliate charges, including affiliate restructuring and severance costs, and certain one-time charges arising from the issuance of management equity plan awards

•	Amortization of intangible assets

•	The impact on compensation expense of:

◦	Gains and losses on investments made to fund deferred compensation plans

◦	Gains and losses on seed capital investments by our affiliates under revenue sharing arrangements

•
Acquisition expenses and transition-related costs for integration activities, including certain related professional fees and costs associated with the transition and acquisition of acquired businesses

•	Impairments of intangible assets

•	Contingent consideration fair value adjustments

•	Charges (credits) related to significant regulatory matters

•	Income (loss) of consolidated investment vehicles

In calculating Adjusted Operating Income, we adjust for restructuring costs because these items are not reflective of our core asset management business of providing investment management and related products and services. We adjust for the impact on compensation expense of gains and losses on investments made to fund deferred compensation plans and on seed capital investments by our affiliates under revenue sharing arrangements because they are offset by an equal amount in Non-operating income (expense), net, and thus have no impact on Net Income Attributable to Legg Mason, Inc. We adjust for acquisition-related items, including amortization of intangible assets, impairments of intangible assets, and contingent consideration fair value adjustments, to make it easier to identify trends affecting our underlying business that are not related to acquisitions to facilitate comparison of our operating results with the results of other asset management firms that have not engaged in significant acquisitions. We adjust for charges (credits) related to significant litigation or regulatory matters, net of any insurance proceeds and revenue share adjustments, because these matters do not reflect the underlying operations and performance of our business. We adjust for income (loss) of consolidated investment vehicles because the consolidation of these investment vehicles does not have an impact on Net Income (Loss) Attributable to Legg Mason, Inc.
These measures are provided in addition to and are not substitutes for our Operating Margin, Operating Revenues, and Operating Income calculated under GAAP. These non-GAAP measures should not be considered in isolation and may not be comparable to non-GAAP performance measures, including measures of adjusted margins, adjusted

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operating revenues, and adjusted operating income, of other companies. Further, Adjusted Operating Margin, Adjusted Operating Revenues and Adjusted Operating Income are not liquidity measures and should not be used in place of cash flow measures determined under GAAP.
Adjusted EBITDA
We define Adjusted EBITDA as cash provided by (used in) operating activities plus (minus):

•	Interest expense, net of accretion and amortization of debt discounts and premiums

•	Current income tax expense (benefit)

•	Net change in assets and liabilities, which aligns with the Consolidated Statements of Cash Flows

•	Net (income) loss attributable to noncontrolling interests

•	Net gains (losses) and earnings on investments

•	Net gains (losses) on consolidated investment vehicles

•	Other

Adjusted EBITDA is not reduced by equity-based compensation expense, including management equity plan non-cash issuance-related charges. Most management equity plan units may be put to or called by Legg Mason for cash payment, although their terms do not require this to occur.
This liquidity measure is provided in addition to Cash provided by operating activities and may not be comparable to non-GAAP performance measures or liquidity measures of other companies, including their measures of EBITDA or Adjusted EBITDA. Further, this measure is not to be confused with Net Income, Cash provided by operating activities, or other measures of earnings or cash flows under GAAP, and is provided as a supplement to, and not in replacement of, GAAP measures.

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